Exhibit 10.130

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (the “Agreement”) is made as of December 22, 2005, by and between EQUINIX, INC., a Delaware corporation (“Assignor”), and EQUINIX OPERATING CO., INC., a Delaware corporation (“Assignee”).

RECITALS

A. Reference is hereby made to that certain Lease dated April 21, 2004, by and between Eden Ventures LLC, a Delaware limited liability company (“Landlord”), and Assignor (as amended, the “Lease”), for approximately 95,440 square feet of space (the “Premises”) in that certain building known as Building 1, Ashburn Business Park, located at 44470 Chilum Place, Ashburn, Virginia (the “Building”).

B. Assignor desires to assign to Assignee its entire right, title and interest in the Lease and Assignee desires to acquire Assignor’s rights under the Lease and to assume Assignor’s obligations under the Lease. Landlord is willing to consent to the assignment of the Lease subject to the terms and conditions hereof.

C. All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.

AGREEMENT

1. Assignment and Assumption. Effective as of January 1, 2006 (the “Effective Date”), Assignor hereby assigns to Assignee all of its right, title and interest in, to and under the Lease and to the Premises (excluding, however, Assignor’s rights in and to any deposits or prepaid rents as have been paid by Assignor pursuant to the Lease). From and after the Effective Date, Assignee hereby accepts such assignment and assumes all of Assignor’s obligations under the Lease and agrees to be bound by all of the provisions thereof and to perform all of the obligations of the tenant thereunder. Such assignment and assumption is made upon, and is subject to, all of the terms, conditions and provisions of this Agreement.

2. Security Deposit. Assignor hereby assigns to Assignee all of its right, title and interest in and to the security deposit in the form of a letter of credit in the amount of $2,000,000.00 held by Landlord under the Lease, and Landlord shall continue to hold such deposit as though it had been delivered by Assignee to Landlord pursuant to Section 5.1(a) of the Lease.

3. Assumption of Lease; Release of Assignor. From and after the Effective Date, Assignee does hereby assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of the tenant under the Lease. Notwithstanding anything to the contrary herein, this Agreement shall not release Assignor for any of its obligations under the Lease, and Assignor shall remain liable to Landlord for all obligations of tenant under the Lease, whether accruing before or after the date of this Agreement.

4. Condition of the Premises. Assignee hereby agrees to accept the Premises in their “as-is” condition. Assignee hereby acknowledges that, except as otherwise provided in the Lease, neither Landlord nor Assignor shall be obligated to provide or pay for any improvements, work or services related to the improvement of the Premises. Assignee also acknowledges that neither Landlord not Assignor has made any representation or warranty regarding the condition of the Premises or the Building.

5. Further Transfers. Neither the assignment or assumption nor Landlord’s consent thereto shall be construed as a waiver of Landlord’s right to consent to any further subletting by the Assignee or to any assignment by the Assignee of its rights, title, interest and obligations under the Lease, or as a consent to any portion of the Premises being used or occupied by any other party.

6. Proration of Rent and Additional Rent. As of the Effective Date, all rent and additional rent payable under the Lease shall be adjusted and apportioned by credits to Assignor and Assignee, as appropriate, it being hereby acknowledged and agreed that all items of income and expense for the period prior to the end of the Effective Date shall be for the account of Assignor and all items of income and expense for the period following the Effective Date shall be for the account of Assignee. To the extent that the final amounts of any charges and expenses required to be prorated between Assignor and Assignee are unavailable at the Effective Date (including, but not limited to, utility charges for which final meter readings cannot be made), Assignor and Assignee shall adjust the same based upon a reasonable estimate of that item and a readjustment thereof as of the Effective Date will be made within thirty (30) days thereafter or as soon as the final amounts are ascertainable.

7. General Provisions.

7.1 Brokerage Commission. Assignor and Assignee covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the assignment assumption and Assignor and Assignee agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including, but not limited to, attorney’s fees) incurred by Landlord in resisting any claim for any such brokerage commission.

7.2 Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.

7.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

7.4 Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof, rather, they are intended for purposes of convenience only.

7.5 Partial Invalidity. If any term, provisions or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to person or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

7.6 Attorneys’ Fees. If either Assignor or Assignee commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, Assignor and Assignee hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

7.7 Entire Agreement. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto with respect thereto. This Agreement may not be altered, amended, changed, terminated or modified in any respect or particular, unless the same shall be in writing and signed by the party to be charged and unless such amendment has been approved in writing by Landlord.

7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which when taken together shall constitute but one and the same Agreement.

[signatures appear on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNOR

EQUINIX, INC.,
a Delaware corporation

By:	/s/ RENEE F. LANAM
Its:	Chief Development Officer

ASSIGNEE

EQUINIX OPERATING CO., INC.,
a Delaware corporation

By:	/s/ RENEE F. LANAM
Its:	Secretary

LANDLORD’S CONSENT

Landlord hereby consents to the assignment and assumption of the Lease subject to the terms and conditions set forth in this Agreement. Except as otherwise provided in this Agreement, this Agreement shall not be construed to modify, waive or amend any of the terms, covenants and conditions of the Lease or to waive any breach thereof or any of Landlord’s rights or remedies thereunder or to enlarge or increase any obligations of Landlord under the Lease.

EDEN VENTURES LLC,
a Delaware limited liability company
By:	Eden Management LLC

By:	/s/ HOSSEIN FATEH
Its:	Managing Member

4